COMMUNITY BANK SYSTEM, INC.
                    LONG-TERM INCENTIVE COMPENSATION PROGRAM

     As used herein, "the Bank" means Community Bank System, Inc. and Subsidiaries, a corporation with principal offices in the State of New York, and any successor which shall maintain this Plan.

l. Purpose
   -------
     The purpose of these Plans is to promote the interests of the Bank by providing current and future key employees with incentive by facilitating their acquisition of an equity interest in the Bank. It is intended that the Plans shall provide for

     (a) options granted that shall qualify as Incentive Stock Options within the meaning of Section 422A of the Internal Revenue Code,

     (b) options granted which will be Non-Statutory Stock Options,

     (c) Retroactive Stock Appreciation Rights (RSAR's), and

     (d) Restricted Stock Awards.

2. Administration
   --------------
     The Plan shall be administered by a Committee (referred to herein as the "Committee") appointed by the Board of Directors and shall serve at the pleasure of the Board. The Committee shall consist of not less than three directors who shall not be eligible to participate in the Plan while members of the Committee. The Committee shall have the power to select participants, to establish the number of shares and terms applicable to each such option or grant, to construe the provisions of the Plan, and to adopt rules and regulations governing the administration of the Plan.


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Determinations made in good faith by the Committee shall be conclusive, final final and binding on the Board and participants.

3. Eligibility
   -----------
     Those eligible to participate in the Plan will be selected by the Committee from the following:

     (l) Officers who are employees of the Bank or its subsidiaries.

     (2) Other key employees of the Bank and its subsidiaries.

4. Allotment of Shares
   -------------------
         A maximum of 300,000 authorized but unissued shares of the Common Stock of the Bank (par value $1.25) are allotted to the Plan. The Committee may, in its discretion, use treasury shares in lieu of authorized but unissued shares for the options or awards.

     Shares covered by options which lapse or have been terminated during the duration of this Plan may be reallocated by the Committee.

5. Effective Date and Term of Plan
   -------------------------------
     The Plan shall become effective as of July l, 1984, subject to shareholder approval at the next annual meeting of shareholders. If such shareholder approval is not obtained, all grants or options under the Plan shall automatically be cancelled. No option shall be granted pursuant to this Plan later than June 30, 1994, but options theretofore granted may extend beyond that date in accordance with their terms.


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6. Terms and Conditions of Incentive Stock Options
   -----------------------------------------------

   (a) Option Price
       ------------
       The option price per share for each stock option shall be determined by the Committee and shall not be less than the fair market value on the date the option is granted. If an option shall be granted to any individual who, immediately after such option is granted, is considered to own stock possessing more than 10% of the combined voting power of all classes of stock of Community Bank System, Inc. or any of its subsidiaries within the meaning of Section 425 of the Internal Revenue Code, the option price shall not be less than 110% of the fair market value of the stock on the date of the grant of the option, and such option must be exercised by the individual to whom it is granted within five years of the date of the grant.

   (b) Period of Option
       ----------------
       The period of each stock option by its terms shall be not more than 10 years from the date the option is granted as specified by the Committee.

   (c) Time of Exercise of Option
       --------------------------
         (i) The Committee shall establish the time or times within the option period when the stock option may be exercised in whole or in such parts as may be specified from time to time by the Committee, except that no stock option shall be exercisable within one year immediately following the date the option is granted. In all cases exercise of a stock option shall be subject to the provisions of
             (ii) below.

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        (ii) In the event of termination of employment due to any cause including death or retirement, rights to exercise the stock option shall cease, except for those which have accrued to the date of termination, unless the Committee shall otherwise specify. These rights shall remain exercisable for a period of three months following termination for any cause other than death or disability and for a period of one year following termination due to death or disability. However, no stock option shall, in any event, be exercised after the expiration of 10 years from the date such option is granted, or such earlier date as may be specified in the option.

   (d) Payment
       -------
       The entire option price must be paid at the time the option is exercised. Payment of the option price shall be made in cash or in the Common Stock of the Bank valued at its fair market value (as the same shall be determined by the Committee) or a combination of such Common Stock and cash. Payment may not be made with Common Stock issued to the optionee by the Bank upon his prior exercise of an option under this Plan or any other option plan unless the Common Stock received upon that prior exercise shall have been held by the optionee for at least one year.


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   (e) Non-transferability of Option
       -----------------------------
       An option by its terms shall not be transferable by the optionee otherwise than by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

   (f) Sequential Exercise
       -------------------
       No incentive stock option granted under the Plan shall, by its terms, be exercisable while there is outstanding (within the meaning of Section 422A(c)(7) of the Internal Revenue Code) any incentive stock option (as that term is defined in the Internal Revenue Code and Regulations) which was granted, before the granting of such option, to the optionee to purchase stock in the Bank or in a corporation which (at the time of the granting of such option) is a parent or subsidiary corporation of the Bank, or in a predecessor corporation of any such corporations.

   (g) Maximum Value
       -------------
       The aggregate fair market value (determined as of the time such option is granted) of the Common Stock for which any optionee may be granted incentive stock options in calendar year 1984 or in any subsequent calendar year (under all incentive stock option plans of the Company and its parent and subsidiary corporations) shall not exceed $100,000 plus an unused limit carryover to such year permitted by Section 422A(c)(4) of the Internal Revenue Code.


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7. Terms and Conditions of Non-Statutory Stock Options
   ---------------------------------------------------
   (a) Option Price
       ------------
       The option price per share for each stock option shall be determined by the Committee and shall not be less than the fair market value on the date the option is granted.

   (b) Period of Option
       ----------------
       The period of each stock option by its terms shall be not more than 10 years from the date the option is granted as specified by the Committee.

   (c) Time of Exercise of Option
       --------------------------
         (i) In the event of termination of employment due to death or disability, rights to exercise option shall remain exercisable for two years; in the event of termination due to any other reason, the rights to exercise option shall expire three months after the termination date.

        (ii) However, no option shall, in any event, be exercisable after the expiration of 10 years from date of grant, or such earlier date as may be specified in the option.

   (d) Payment
       -------
       The entire option price must be paid at the time the option is exercised in cash or in Common Stock of the Bank valued at its fair market value (as the same shall be determined by the Committee) or a combination of such Common Stock and cash.


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       Payment in Common Stock issued to an optionee under this Plan must have been held by the optionee for at least one year.

   (e) Non-transferability of Option
       -----------------------------
       An option by its terms shall not be transferable by the optionee except by will or by the laws of descent and distribution and shall be exercisable during the optionee's lifetime only by the optionee.

   (f) Withholding Taxes
       -----------------
       The Bank shall not issue stock certificates to an optionee who exercises an option unless payment of the required lawful withholding taxes have been made to the Bank by check, payroll deduction or other arrangements satisfactory to the Committee.

8. Terms and Conditions of Retroactive Stock Appreciation Rights
   -------------------------------------------------------------

     The Committee may authorize, upon such conditions and limitations it deems advisable, the surrender of the right to exercise all or a portion of a Non-Statutory Stock Option granted under the Plan and the payment in exchange of an amount up to the excess of the fair market value at the time of surrender of the shares covered by the option, or portion thereof, surrendered over the aggregate price of such shares. Such payment may be made in shares of common stock valued at fair market value or in cash or partly in cash and partly in shares of common stock, at its sole discretion. The shares of common stock covered by any Non-Statutory Stock Option, or portion thereof, as to which the right to exercise share have been so surrendered shall not again be available for purposes of the Plan.


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9. Terms and Conditions of Restricted Stock Awards
   -----------------------------------------------
   (a) Issuance of Shares and Forfeiture Restrictions Shares of Restricted
       Stock issued to an employee under the Plan shall (except as otherwise provided in the Plan) not be sold, exchanged, transferred, assigned, aliened, pledged, hypothecated, or otherwise disposed of, for the period of time determined by the Committee in its absolute direction (the "Forfeiture Period"). If the employee's employment with the Bank or any of its subsidiaries terminates prior to the expiration of the Forfeiture Period for any reason except death or disability, the employee shall, on the date his employment terminates, forfeit and surrender to the Bank the number of shares of Stock with respect to which the Forfeiture Period is in effect on the date his employment terminates. If Stock is forfeited, the employee shall be entitled to retain any dividends paid on those shares during the period that the employee owned the Stock.

   (b) Forfeiture Period
       -----------------
       Upon each issuance of Stock, the Committee shall fix the Forfeiture Period. Each certificate of Stock issued under the Plan shall bear a legend to reflect the Forfeiture Period until the Forfeiture Period lapses. As a condition to issuance of Stock to an employee, the Committee may require the employee to enter into an agreement providing for the Forfeiture Period and such other terms and conditions that it prescribes, including, but not limited to, a provision that Stock issued to the employee shall be held by an escrow agent until the Forfeiture Period lapses. The


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       Committee may also require a written presentation by the employee that he is acquiring the shares for investment.

   (c) Unrestricted Stock
       ------------------
       When the Forfeiture Period with respect to shares of Stock lapses, a certificate for such shares shall be issued, free of any escrow; such certificate shall not bear a legend relating to the Forfeiture Period.

   (d) Withholding Taxes
       -----------------
       Each Participant shall agree, at the time he receives an Award and as a condition thereof, to pay, or make arrangements satisfactory to the Committee regarding the Payment to the Bank of, any federal, state of local taxes of any kind required by law to be withheld with respect to any Award or with respect to the lapse of any restrictions on shares of Restricted Stock awarded under this Plan or the waiver of any forfeiture hereunder, and shall also agree that the Bank may, to the extent permitted by law, deduct such taxes from any payments of any kind due or to become due to such Participant from the Bank, sell by public or private sale, within 10 days' notice of such longer notice as may be required by applicable law, a sufficient number of shares of Stock so awarded in order to cover all or part of the amount required to be withheld, or pursue any other remedy of law or in equity. In the event that the Participant or any other person entitled to receive shares of Stock under this Plan shall fail to pay to the Company all such federal, state and local taxes, or to make arrangements satisfactory to the Committee


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       regarding the payment of such taxes, the shares to which such taxes relate shall be forfeited and returned to the Company.

   (e) Acceleration of Lapse of Restrictions
       -------------------------------------
       The Committee shall have the authority at any time to accelerate the time at which any or all of the restrictions set forth in this Plan with respect to any or all shares of Restricted Stock awarded hereunder shall lapse.

   (f) Code Section 83(b) Election Forbidden
       -------------------------------------
       Each Participant shall agree, at the time he receives an Award and as a condition thereof, not to make an election under Section 83(b) of the Internal Revenue Code of 1954, as amended, with respect to such Award. If a Grantee makes such an election, all shares of Restricted Stock held by such Grantee at the time shall be forfeited and returned to the Company.

   (g) Death or Disability and Lapse of Forfeiture
       -------------------------------------------
       If an employee dies, or if his employment by the Bank ceases because of his disability before termination of a Forfeiture Period, the Forfeiture Period on any Stock owned by the employee shall lapse on the date of his death or on the date that his employment terminates because of his disability, provided such date is not less than four years subsequent to the date of the award. If the date of death or disability is within four years of the date of the award, the Committee, in its sole discretion, can waive the Forfeiture Period as to any or all of the stock.


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10. Adjustment in Event of Recapitalization of the Bank
    ---------------------------------------------------
    In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Bank, the Board of Directors shall make such adjustment equitably required in the number and kind of shares authorized by and for the Plan, in the number and kind of shares covered by the options or restricted grants, and in the option price. Such adjustment shall be final and binding on both the Bank and the participant.

11. Employment Relationship
    -----------------------
    The grant of any option awards to an employee shall not confer on the employee the right to continued employment with the Company or affect the right of the Company to terminate such employment at any time for any reason whatsoever.

12. Modifications
    ---------------
    The Board of Directors may suspend, modify, terminate or reinstate the Plan at any time or from time to time provided that no termination shall affect the rights of participants in granted prior thereto, or increase the number of shares or extend the term of the Plan without shareholder approval.

13. "Subsidiary Corporation"
    ------------------------
    The term "subsidiary corporation," as used in this Plan, means any corporation of which fifty percent or more of the total combined voting power of all classes of stock is owned by the Bank or by another corporation qualifying as a subsidiary within this definition.


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14. Expenses
    --------
    The cost of administering this Plan shall be borne by the Bank. The Committee may, at its sole discretion, authorize administration and consulting services to assist the Committee in reaching its conclusions, which shall be final, conclusive and binding.

    IN WITNESS WHEREOF, this Agreement has been executed this 15th day of August, 1984.

                                                     COMMUNITY BANK SYSTEM, INC.

                                                     By /s/ Edwin J. Lyons
                                                        -----------------------

















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